                                                                   EXHIBIT 2.1

------------------------------------------------------------------------------





                             AGREEMENT AND PLAN OF MERGER



                               Dated as of May 22, 1997



                                        Among


                            U. S. OFFICE PRODUCTS COMPANY,



                              SANTA FE ACQUISITION CORP.



                                         And



                                   MAIL BOXES ETC.




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

                                  TABLE OF CONTENTS

                                                                          Page
                                                                          ----

                                      ARTICLE I

THE MERGER....................................................................2
     SECTION 1.1   The Merger.................................................2
     SECTION 1.2   Closing....................................................2
     SECTION 1.3   Effective Time.............................................2
     SECTION 1.4   Effects of the Merger......................................2
     SECTION 1.5   Articles of Incorporation and By-laws......................2
     SECTION 1.6   Directors and Officers.....................................2
     SECTION 1.7   Additional Actions.........................................3

                                      ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES............................3
     SECTION 2.1   Effect on Capital Stock....................................3
     SECTION 2.2   Exchange of Certificates...................................4
     SECTION 2.3   Dissenters' Rights.........................................6

                                     ARTICLE III

REPRESENTATIONS AND WARRANTIES................................................6
     SECTION 3.1   Representations and Warranties of the Company..............6
     SECTION 3.2   Representations and Warranties of Parent..................24

                                      ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS....................................27
     SECTION 4.1   Conduct of Business.......................................27
     SECTION 4.2   No Inconsistent Activities................................29

                                      ARTICLE V

ADDITIONAL AGREEMENTS........................................................30
     SECTION 5.1   Preparation of Form S-4 and the Proxy Statement;
                   Stockholders' Meeting.....................................30
     SECTION 5.2   Access to Information; Confidentiality....................31
     SECTION 5.3   Reasonable Efforts; Notification..........................31
     SECTION 5.4   Stock Option Plans........................................32
     SECTION 5.5   Conveyance Taxes..........................................33
     SECTION 5.6   Indemnification, Exculpation and Insurance................33
     SECTION 5.7   Fees and Expenses.........................................33
     SECTION 5.8   Public Announcements......................................34
     SECTION 5.9   Affiliates; Accounting and Tax Treatment..................34

                                      ARTICLE VI

CONDITIONS PRECEDENT.........................................................34
     SECTION 6.1   Conditions to Each Party's Obligations
                   to Effect the Merger......................................34
     SECTION 6.2   Additional Conditions to Obligations of Parent and Sub....35
     SECTION 6.3   Additional Conditions to Obligations of the Company.......36

                                     ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER............................................37
     SECTION 7.1   Termination...............................................37
     SECTION 7.2   Effect of Termination.....................................39
     SECTION 7.3   Amendment.................................................39
     SECTION 7.4   Extension; Waiver.........................................39
     SECTION 7.5   Termination Fee...........................................39

                                     ARTICLE VIII

GENERAL PROVISIONS...........................................................40
     SECTION 8.1   Nonsurvival of Representations and Warranties.............40
     SECTION 8.2   Notices...................................................40
     SECTION 8.3   Definitions...............................................41
     SECTION 8.4   Interpretation............................................42
     SECTION 8.5   Counterparts..............................................42
     SECTION 8.6   Entire Agreement; No Third-Party Beneficiaries............42
     SECTION 8.7   Governing Law.............................................42
     SECTION 8.8   Assignment................................................42
     SECTION 8.9   Enforcement...............................................42



                                       EXHIBITS

     EXHIBIT A           - Agreement of Merger
     EXHIBIT B           - Form of Voting Agreement
     EXHIBIT 5.9         - Form of the Company Affiliate Letter
     EXHIBIT 6.2         - Form of Opinion of O'Melveny & Myers LLP
     EXHIBIT 6.3         - Form of Opinion of Morgan, Lewis & Bockius LLP

                             AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of May 22, 1997, among U. S. Office Products Company, a Delaware corporation ("Parent"), Santa Fe Acquisition Corp., a California corporation and a direct, wholly-owned subsidiary of Parent ("Sub"), and Mail Boxes Etc., a California corporation (the "Company").


                                      BACKGROUND

         A. The respective Boards of Directors of Parent, Sub and the Company have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of California (the "CGCL"), whereby each issued and outstanding share of common stock of the Company, no par value per share (the "Company Common Stock"), other than shares to be cancelled in accordance with Section 2.1(b), will be converted into the right to receive a certain number of shares of common stock, $.001 par value per share, of Parent ("Parent Common Stock"), such number to be determined as provided herein.

         B. The Merger requires the approval of the holders of a majority of the outstanding shares of the Company Common Stock (the "Company Stockholder Approval").

         C. Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         D. For federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and
(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

         E. For accounting purposes, it is intended that the Merger will be accounted for as a "pooling-of-interests."

         F. Concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, Michael Dooling, Anthony DeSio, and United Parcel Service, stockholders of the Company (the "Significant Stockholders"), have entered into a voting agreement with Parent (the "Significant Stockholder Agreement") in the form of Exhibit B hereto pursuant to which the Significant Stockholders have, among other things, agreed to vote their shares of the Company Common Stock in favor of the Merger. In addition, concurrent with the execution of this Agreement, the Company has obtained from each other affiliate of the Company a written agreement in substantially the form of Exhibit 5.9 hereto and a copy of such agreement has been delivered to Parent.


                                      AGREEMENT

         In consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                      ARTICLE I

                                      THE MERGER

         SECTION 1.1    The Merger.  Upon the terms and subject to the
                        ----------
conditions set forth in this Agreement, and in accordance with the CGCL, Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company and of Sub in accordance with the CGCL.

         SECTION 1.2    Closing.  The closing of the Merger will take place at
                        -------
10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at the offices of O'Melveny & Myers LLP, Suite 1700, 610 Newport Center Drive, Newport Beach, California 92660, unless another time, date or place is agreed to in writing by the parties hereto.

         SECTION 1.3    Effective Time.  Subject to the provisions of this
                        --------------
Agreement, on the Closing Date the parties shall file with the California Secretary of State (i) a copy of the Agreement of Merger attached hereto as Exhibit A, (ii) an officers' certificate for each of Sub and the Company, and
(iii) a certificate of satisfaction of the California Franchise Tax Board for each of Sub and the Company, all as required by Section 1103 of the CGCL (such documents, the "Merger Documents"), and shall make all other filings or recordings required under the CGCL. The Merger shall become effective at such time as the Merger Documents are duly filed with the California Secretary of State, or at such other time as Sub and the Company shall agree should be specified in the documents to be filed with the Secretary of State (the date and time of such filing, or such later date or time as may be set forth therein, being the "Effective Time").

         SECTION 1.4    Effects of the Merger.  The Merger shall have the
                        ---------------------
effects set forth in Section 1107 of the CGCL and all other effects specified in the applicable provisions of the CGCL.

         SECTION 1.5    Articles of Incorporation and By-laws.
                        -------------------------------------

         (a) From and after the Effective Time, the articles of incorporation of the Company shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         (b) From and after the Effective Time, the bylaws of Sub shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         SECTION 1.6    Directors and Officers.  The initial directors of the
                        ----------------------
Surviving Corporation shall be the directors of Sub immediately prior to the Effective Time, each to serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's articles of incorporation and bylaws. The initial officers of the Surviving Corporation shall be the officers of the Company immediately prior to the Effective Time, with the addition of Mark D. Director as Assistant Secretary of the Surviving Corporation, each to serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's articles of incorporation and bylaws.

         SECTION 1.7    Additional Actions.  If, at any time after the
                        ------------------
Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Sub or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Sub or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.


                                      ARTICLE II

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                  CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

         SECTION 2.1    Effect on Capital Stock.  At the Effective Time, by
                        -----------------------
virtue of the Merger and without any action on the part of Parent, Sub, the Company, or the holders of any shares of the Company Common Stock or any shares of capital stock of Sub:

         (a)  Capital Stock of Sub.  Each share of the capital stock of Sub
              --------------------
issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one fully paid and nonassessable share of common stock of the Surviving Corporation.

         (b)  Cancellation of Parent Owned Stock.  Each share of the Company
              ----------------------------------
Common Stock that is owned by Parent, Sub or any other subsidiary of Parent immediately prior to the Effective Time shall automatically be cancelled and retired without any conversion thereof and no consideration shall be delivered with respect thereto.

         (c)  Conversion of Common Stock.  Each share of Company Common Stock
              --------------------------
issued and outstanding as of the Effective Time, other than shares to be cancelled in accordance with Section 2.1(b) or that are held by stockholders ("Dissenting Stockholders") duly exercising dissenters' rights pursuant to Chapter 13 of the CGCL and Section 2.3 hereof, shall be converted, subject to
Section 2.2(d), into the right to receive one share of Parent Common Stock (the "Exchange Ratio"), subject to adjustment as provided for in this Section 2.1(c). The Exchange Ratio shall not be adjusted if the Share Value (as defined below) is equal to or greater than $23.00, but no greater than $29.00. If the Share Value is greater than $29.00, then the Exchange Ratio shall automatically be adjusted to equal the quotient of (i) $29.00 divided by (ii) the Share Value.
If the Share Value is less than $23.00, then, if the Company has notified Parent of its election to terminate this Agreement pursuant to Section 7.1(i) hereof, Parent shall have the option in its sole and absolute discretion, but not the obligation, to adjust the Exchange Ratio to be equal to the quotient of (iii) $23.00, divided by (iv) the Share Value, and the Company shall be obligated to accept such adjustment. If the Share Value is less than $23.00, and if the Company does not elect to terminate this Agreement pursuant to Section 7.1(i), the Exchange Ratio shall be unchanged.

For purposes hereof, the "Share Value" shall be an amount equal to the average closing price for the Parent Common Stock as reported on the Nasdaq National Market System for the twenty (20) consecutive trading days prior to the date two
(2) business days prior to the Company Stockholders' Meeting (as defined in Section 5.1(d), so long as the Closing Date occurs within five business days of the Company Stockholders' Meeting or, if the Closing Date is more than five business days after the Company Stockholders' Meeting, the Closing Date.

As of the Effective Time, all such shares of the Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent only the right to receive a certificate representing the shares of Parent Common Stock into which such the Company Common Stock was converted in the Merger. The holders of such certificates previously evidencing such shares of the Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of the Company Common Stock as of the Effective Time except as otherwise provided herein or by law. Such certificates previously representing shares of the Company Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.2, without interest. No fractional shares of Parent Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(d).

         SECTION 2.2    Exchange of Certificates.
                        -------------------------

         (a)  Exchange Procedure.  As soon as reasonably practicable after the
              ------------------
Effective Time, Parent shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of the Company Common Stock (the "Certificates"),
(i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Parent's transfer agent (the "Transfer Agent")), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Transfer Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Transfer Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of the Company Common Stock formerly evidenced by such Certificate (after taking into account all shares of the Company Common Stock then held of record by such holder), cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(d) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(b), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of the Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate, accompanied by all documents required to evidence and effect such transfer, shall be properly endorsed with signature guarantee or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate evidencing whole shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(d) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(b). No interest will be paid or will accrue on any cash payable pursuant to Section 2.2(b) or 2.2(d).

         (b)  Distributions with Respect to Unexchanged Shares.  No dividends
              ------------------------------------------------
or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d), in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat laws, following surrender of such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any such cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

         (c)  No Further Ownership Rights in the Company Common Stock.  All
              -------------------------------------------------------
shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.2(b) or 2.2(d)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of the Company Common Stock theretofore represented by such Certificates, subject,
                                                                   --------
however, to the Surviving Corporation's obligation to pay any dividends or make
-------
any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of the Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to surrender. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registrations of transfers of shares of the Company Common Stock thereafter on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, Parent or the Transfer Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

         (d)  No Fractional Shares.
              ---------------------

         (i) No Certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

         (ii) Each holder of shares of Company Common Stock issued and outstanding at the Effective Time who would otherwise be entitled to receive a fractional share of Parent Common Stock upon surrender of stock certificates for exchange pursuant to this Article II (after taking into account all shares of Company Common Stock then held by such holder) shall receive, in lieu thereof, cash in an amount equal to the value of such fractional shares, which shall be equal to the fraction of a share of Parent Common Stock that would otherwise be issued multiplied by the Share Value.

         (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates with respect to any fractional share interests, Parent shall promptly pay such amounts to such holders of Certificates subject to and in accordance with the terms of
    Section 2.2(b).

         (e)  No Liability.  None of Parent, Sub, the Company or the Transfer
              ------------
Agent shall be liable to any holder of shares of the Company Common Stock for any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash otherwise deliverable or payable to any holder of shares of the Company Common Stock to a public official pursuant to any applicable abandoned property, escheat or similar law.

         SECTION 2.3    Dissenters' Rights.  If any Dissenting Stockholder
                        ------------------
shall be entitled to require the Company to purchase such stockholder's shares for their fair market value, as provided in Chapter 13 of the CGCL, the Company shall give Parent notice thereof and Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the shares held by such stockholder shall thereupon be entitled to be surrendered in exchange for shares of Parent Common Stock as provided by Sections 2.1 and 2.2 hereof.


                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

         SECTION 3.1    Representations and Warranties of the Company.  Except
                        ----------------------------------------------
as set forth on the disclosure schedule (provided that an item on such disclosure schedule shall be deemed to qualify only the particular subsection or subsections of this Section 3.1 specified for such item) delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

         (a)  Organization, Standing and Corporate Power.  The Company and each
              ------------------------------------------
of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, have a "material adverse effect" (as defined in Section 8.3) on the Company.

         (b)  Subsidiaries.  The Company Disclosure Schedule lists each
              ------------
subsidiary of the Company and its jurisdiction of incorporation or organization. All of the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of its subsidiaries, and as disclosed in the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

         (c)  Capital Structure.  The authorized capital stock of the Company
              -----------------
consists of 40,000,000 shares of the Company Common Stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share (the "Company Preferred Stock"). At the close of business on April 30, 1997,
(i) 11,300,273 shares of the Company Common Stock and no shares of the Company Preferred Stock were issued and outstanding, (ii) 1,281,882 shares of the Company Common Stock were reserved for issuance upon exercise of outstanding Stock Options (as defined in Section 5.4), and (iii) an aggregate of 2,779,127 shares of the Company Common Stock were reserved for issuance under the Company's Stock Option/Purchase Plans (as defined in Section 5.4). Except as set forth above, at the close of business on April 30, 1997 and since April 30, 1997, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding and since April 30, 1997 no shares of capital stock or other voting securities of the Company have been issued by the Company except upon exercise of Stock Options outstanding on April 30, 1997. There are no outstanding stock appreciation rights of the Company and no outstanding limited stock appreciation rights or other rights to redeem for cash options or warrants of the Company. All outstanding shares of capital stock of the Company are, and all shares which may be issued upon the exercise of Stock Options will be, when issued, duly authorized, validly issued, fully paid and
nonassessable and not subject to preemptive rights.   All of the issued and
outstanding shares of the capital stock of the Company were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) of the Company or any of its subsidiaries. There are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which the Company or any of its subsidiaries is required to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or which otherwise relate to the registration of any securities of the Company.

         (d)  Authority; Noncontravention.
              ---------------------------

         (i) The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to the Company Stockholder Approval of this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent such enforcement may be limited by applicable bankruptcy, reorganization, moratorium or other such law. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of any benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the articles of incorporation or bylaws of the Company or the comparable charter or organizational documents of any of its subsidiaries,
    (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to or, in the case of franchises or licenses, granted by, the Company or any of its subsidiaries or otherwise applicable to their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii), any such conflicts, violations, defaults, rights or Liens that would not, individually or in the aggregate, have a material adverse effect on the Company.

         (ii) No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (A) the filing with the Federal Trade Commission and the Antitrust Division of the Department of Justice (the "Specified Agencies") of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"),
    (B) the filing with the Securities and Exchange Commission (the "SEC") of
    (1) the Proxy Statement (as defined in Section 5.1) and (2) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement and (C) the filing of the Merger Documents with the California Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business.

         (iii) The Company hereby represents that its Board of Directors, at a meeting duly called and held, has unanimously (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interest of the Company's stockholders, (B) approved this Agreement and the transactions contemplated hereby, including the Merger, which approval satisfies in full the requirements of the CGCL with respect to the transactions contemplated hereby, and (C) resolved to recommend approval and adoption of this Agreement and the Merger by its stockholders.

         (e)  SEC Documents; Financial Statements.
              -----------------------------------

         (i) The Company has filed with the SEC all reports and forms and other documents required to be filed by it pursuant to relevant United States securities statutes, regulations, policies and rules (the "SEC Documents"), all of which have complied in all material respects with all applicable requirements of such statutes, regulations, policies and rules. As of their respective dates, none of the SEC Documents, except as revised or superseded by a later filed SEC Document, without regard to any amendments or filings after the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, nothing has come to the attention of the Company since the date any SEC Document was filed that would have made, as of the filing date, any statement in any SEC Document untrue in a material respect, or that, if omitted to be stated as of the filing date, would have made the statements in such SEC Document, in light of the circumstances under which they were made, misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document filed and publicly available prior to the date of this Agreement, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to the omission of footnote information and normal year-end audit adjustments consisting of normal, recurring accruals that are not material).

         (ii) The books, records and accounts of the Company and its subsidiaries (A) have been maintained in accordance with good business practices on a basis consistent with prior years, (B) are stated in reasonable detail and accurately and fairly reflect in all material respects the transactions and dispositions of the assets of the Company and its subsidiaries and (C) accurately and fairly reflect in all material respects the basis for the Company's financial statements. The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (D) transactions are executed in accordance with management's general or specific authorization; and (E) transactions are recorded as necessary (1) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and (2) to maintain accountability for assets.

         (iii) Except as set forth in the SEC Documents filed prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since April 30, 1996, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

         (f)  Information Supplied.  None of the information supplied or to be
              --------------------
supplied by the Company specifically for inclusion or incorporation by reference in (i) the Form S-4 (as defined in Section 5.1) will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

         (g)  No Defaults.  Neither the Company nor any of its subsidiaries is,
              ------------
or has received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (i) the articles of incorporation or bylaws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to or, in the case of franchises or licenses, granted by, the Company or any of its subsidiaries or otherwise applicable to their respective properties or assets or
(iii) any judgment, order, decree, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii) and, with respect to statutes, laws, ordinances, rules or regulations, clause (iii), any such defaults or violations that would not, individually or in the aggregate, have a material adverse effect on the Company.

         (h)  Absence of Certain Changes or Events.  Except as disclosed in the
              ------------------------------------
SEC Documents filed prior to the date of this Agreement, since April 30, 1996 the Company and its subsidiaries have conducted their businesses only in the ordinary course consistent with prior practice, and there has not been (i) any material adverse change in the Company's business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise),
(ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) any amendment of any material term of any outstanding security of the Company or any subsidiary, (v) any sale, encumbrance, assignment or transfer of any assets or properties, except in the ordinary of course of business and on terms consistent with past practices, (vi) any material acquisition of any corporation, partnership or other business organization or division or any acquisition, lease or other purchase of material assets, (vii) any incurrence, assumption or guarantee by the Company or any subsidiary of any indebtedness for borrowed money, other than in the ordinary course of business and in amounts and on terms consistent with past practices, or any change in the material terms of any such indebtedness or guarantee of the Company or any subsidiary (including indebtedness of a third party subject to any such guarantee), (viii) any granting by the Company or any of its subsidiaries to any officer or employee of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the SEC Documents filed prior to the date of this Agreement (a list of all such employment agreements being set forth in Schedule 3.1(h) to Section 3.1(h) of the Company Disclosure Schedule), (ix) any granting by the Company or any of its subsidiaries to any such officer or employee of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the SEC Documents filed prior to the date of this Agreement, (x) any entry into, or renewal or modification of, by the Company or any of its subsidiaries of any employment, consulting, severance or termination agreement with any such officer or employee, (xi) any damage, destruction or loss, whether or not covered by insurance, that, individually or in the aggregate, has or could have a material adverse effect or (xii) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

         (i)  Litigation.  Except as disclosed in the SEC Documents filed prior
              ----------
to the date of this Agreement, there is no claim, suit, action, investigation, audit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company; nor is there any judgment, order, decree or injunction applicable to the Company or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have any such effect.

         (j)  Absence of Changes in Benefit Plans.
              -----------------------------------

         (i) Except as disclosed in the SEC Documents filed prior to the date of this Agreement or as required by applicable law, since April 30, 1996, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries. Except as disclosed in the SEC Documents filed prior to the date of this Agreement, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its subsidiaries and any current or former officer or director of the Company or any of its subsidiaries. Except as disclosed in the SEC Documents filed prior to the date of this Agreement, since April 30, 1996, neither the Company nor any of its subsidiaries has taken any action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director or officer or for the benefit of employees generally.

         (ii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of the Company or any of its subsidiaries under any Company Benefit Arrangement or Company Benefit Plan (each as defined in Section 3.1(k)) or otherwise, (B) materially increase any benefits otherwise payable under any Company Benefit Arrangement or Company Benefit Plan or otherwise or (C) result in the acceleration of the time of payment or vesting of any such benefits.

         (k)  Employee Benefit Plans.
              ----------------------

         (i)  Definitions.

              (A) "Benefit Arrangement" means any benefit arrangement, obligation, custom, or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, other than any obligation, arrangement, custom or practice that is an Employee Benefit Plan, including without limitation employment agreements, severance agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

              (B) "Company Benefit Arrangement" means any Benefit Arrangement sponsored or maintained by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries has or may have any liability (whether actual or contingent), in each case with respect to any present or former directors, employees, or agents of the Company and its subsidiaries.

              (C) "Company Plan" means any Employee Benefit Plan for which the Company or any of its subsidiaries is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or any Employee Benefit Plan maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is obligated to make payments, in each case with respect to any present or former employees of the Company or any of its subsidiaries.

              (D) "Employee Benefit Plan" has the meaning given in Section 3(3) of ERISA.

              (E) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations and rules issued thereunder, or any successor law.

              (F) "ERISA Affiliate" means any person that, together with the Company, would be or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and any general partnership of which the Company or any of its subsidiaries is or has been a general partner.

              (G) "Multiemployer Plan" means any Employee Benefit Plan described in Section 3(37) of ERISA.

              (H) "Qualified Plan" means any Employee Benefit Plan that meets, purports to meet, or is intended to meet the requirements of Section 401(a) of the Code.

              (I)  "Welfare Plan" means any Employee Benefit Plan described in
         Section 3(1) of ERISA.

         (ii) The Company Disclosure Schedule contains a complete and accurate list of all Company Plans and Company Benefit Arrangements, and specifically identifies all Company Plans (if any) that are Qualified Plans.

         (iii) With respect, as applicable, to Employee Benefit Plans and Benefit Arrangements and except to the extent that failure of any representation or warranty in this Section 3.1(k) would not result in a liability to the Company in excess of $250,000:

              (A) true, correct, and complete copies of all the following documents with respect to each Company Plan and Company Benefit Arrangement, to the extent applicable, have been made available to
         Parent: (1) all documents constituting the Company Plans and Company Benefit Arrangements, including but not limited to, trust agreements, insurance policies, service agreements, and formal and informal amendments thereto; (2) the most recent Forms 5500 or 5500C/R and any financial statements attached thereto and those for the prior three
         (3) years; (3) the last Internal Revenue Service ("IRS") determination letter, the last IRS determination letter that covered the qualification of the entire plan (if different), and the materials submitted by the Company and its subsidiaries to obtain those letters;
         (4) the most recent summary plan description; (5) the most recent written descriptions of all non-written agreements relating to any such plan or arrangement; (6) all reports submitted within the four
         (4) years preceding the date of this Agreement (and still in the possession of or available to the Company) by third-party administrators, actuaries, investment managers, consultants or other independent contractors; (7) all notices that were given within the three (3) years preceding the date of this Agreement by the IRS, Department of Labor, or any other governmental agency or entity with respect to any plan or arrangement; and (8) the most recent employee manuals or handbooks containing personnel or employee relations policies;

              (B) the Mail Boxes Etc. Stock Purchase and Salaried Savings Plan and Trust (the "Company 401(k) Plan") is the only Qualified Plan. Neither the Company nor any of its subsidiaries has ever maintained or contributed to another Qualified Plan. The Company 401(k) Plan qualifies under Section 401(a) of the Code, and any trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the design or operation of any Qualified Plans that could cause the loss of such qualification or exemption or the imposition of any liability, lien, penalty, or tax under ERISA or the Code;

              (C) neither the Company nor any of its subsidiaries has ever sponsored or maintained, had any obligation to sponsor or maintain, or had any liability (whether actual or contingent) with respect to any Employee Benefit Plan subject to Section 302 of ERISA or Section 412 of the Code or Title IV of ERISA (including any Multiemployer Plan);

              (D) each Company Plan and each Company Benefit Arrangement has been maintained in accordance with its constituent documents and with all applicable provisions of the Code, ERISA and other laws, including federal and state securities laws;

              (E) there are no pending claims or lawsuits by, against, or relating to any Employee Benefit Plans or Benefit Arrangements that are not Company Plans or Company Benefit Arrangements that would, if successful, result in liability of the Company or any of its subsidiaries, and no claims or lawsuits have been, to the knowledge of the Company, asserted, instituted or threatened by, against, or relating to any Company Plan or Company Benefit Arrangement, against the assets of any trust or other funding arrangement under any such Company Plan, by or against the Company with respect to any Company Plan or Company Benefit Arrangement, or by or against the plan administrator or any fiduciary of any Company Plan or Company Benefit

         Arrangement; and the Company does not have knowledge of any fact that would reasonably be expected to form the basis for any such claim or lawsuit that, if successful, would reasonably be expected to result in liability of the Company or any of its subsidiaries. The Company Plans and Company Benefit Arrangements are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other governmental agency or entity, and no matters are pending with respect to the Company 401(k) Plan under the IRS's Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs;

              (F) no Company Plan or Company Benefit Arrangement contains any provision or is subject to any law that would prohibit the transactions contemplated by this Agreement or that would give rise to any vesting of benefits, severance, termination, or other payments or liabilities as a result of the transactions contemplated by this Agreement;

              (G) with respect to each Company Plan, there has occurred no non-exempt "prohibited transaction" (within the meaning of Section 4975 of the Code) or transaction prohibited by Section 406 of ERISA or breach of any fiduciary duty described in Section 404 of ERISA that would, if successful, result in any liability for the Company, any of its subsidiaries, or any of its or their officers, directors, or employees;

              (H) all reporting, disclosure, and notice requirements of ERISA and the Code have been fully and completely satisfied with respect to each Company Plan and each Company Benefit Arrangement;

              (I) all amendments and actions required to bring the Company Benefit Plans into conformity with the applicable provisions of ERISA, the Code, and other applicable laws have been made or taken except to the extent such amendments or actions (1) are not required by law to be made or taken until after the Effective Time and (2) are disclosed on the Company Disclosure Schedule;

              (J) payment has been made of all amounts that the Company and its subsidiaries are required to pay as contributions to the Company Benefit Plans as of the last day of the most recent fiscal year of each of the plans ended before the date of this Agreement; all benefits accrued under any unfunded Company Plan or Company Benefit Arrangement will have been paid, accrued, or otherwise adequately reserved in accordance with generally accepted accounting principles as of April 30, 1996; and all monies withheld from employee paychecks with respect to Company Plans have been transferred to the appropriate plan within 30 days of such withholding;

              (K) neither the Company nor any of its subsidiaries has prepaid or prefunded any Welfare Plan through a trust, reserve, premium stabilization, or similar account, nor does the Company or any of its subsidiaries provide benefits through a voluntary employee beneficiary association as defined in Section 501(c)(9);

              (L) no statement, either written or oral, has been made by the Company or any of its subsidiaries to any person with regard to any Company Plan or Company Benefit Arrangement that was not in accordance with the Company Plan or Company Benefit Arrangement and that could have a material adverse effect on the Company;

              (M) neither the Company nor any of its subsidiaries has any liability (whether actual or contingent) with respect to any Employee Benefit Plan or Benefit Arrangement that is not a Company Benefit Arrangement or with respect to any Employee Benefit Plan sponsored or maintained (or which has been or should have been sponsored or maintained) by any ERISA Affiliate;

              (N) all group health plans of the Company and its affiliates have been operated in material compliance with the requirements of Sections 4980B (and its predecessor) and 5000 of the Code, and the Company and its subsidiaries have provided to individuals entitled thereto all required notices and coverage pursuant to Section 4980B with respect to any "qualifying event" (as defined therein);

              (O) no employee or former employee of the Company or any of its subsidiaries or beneficiary of any such employee or former employee is, by reason of such employee's or former employee's employment, entitled to receive any benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment as described in Statement of Financial Accounting Standards No. 106, other than (1) death or retirement benefits under a Qualified Plan or (2) continuation coverage mandated under Section 4980B of the Code or other applicable law.

         (l)  Taxes.
              ------

         (i) Each of the Company and its subsidiaries has timely filed all Tax Returns due on or before the Effective Time, and all such Tax Returns are true, correct, and complete in all material respects.

         (ii) Each of the Company and its subsidiaries has paid in full on a timely basis all Taxes owed by it, whether or not shown on any Tax Return, except for any portions of Taxes owed as would be immaterial in amount and significance.

         (iii) The amount of the Company's consolidated liability for unpaid Taxes as shown on the Company's balance sheet dated January 31, 1997 did not exceed the amount of the then current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Company's balance sheet as of such date included in the SEC Documents.

         (iv) The amount of the Company's consolidated liability for unpaid Taxes for all periods or portions thereof ending on or before the Effective Time as such liability may ultimately be determined does and will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the books and records of the Company on the Effective Time.

         (v) There are no ongoing examinations or claims against the Company or any of its subsidiaries for Taxes, and no notice of any audit, examination, or claim for Taxes, whether pending or threatened, has been received.

         (vi) The Company has a taxable year ended on April 30 in each year

         (vii) The Company currently utilizes the accrual method of accounting for income Tax purposes and such method of accounting has not changed since its incorporation. The Company has not agreed to, and is not and will not be required to, make any adjustments under Code Section 481(a) as a result of a change in accounting methods.

         (viii) Each of the Company and its subsidiaries has withheld and paid over to the proper governmental authorities all Taxes required to have been withheld and paid over (except for any amounts that are immaterial in amount and significance), and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

         (ix) Copies of (A) any Tax examinations, (B) extensions of statutory limitations for the collection or assessment of Taxes and (C) the Tax Returns of each of the Company and its subsidiaries for the last fiscal year have been made available to Parent.

         (x) There are (and as of immediately following the Effective there will be) no Liens on the assets of the Company or any of its subsidiaries relating to or attributable to Taxes.

         (xi) To the Company's knowledge, there is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or any of its subsidiaries or otherwise have a material adverse effect on the Company.

         (xii) None of the assets of the Company and its subsidiaries are treated as "tax exempt use property" within the meaning of Section 168(h) of the Code.

         (xiii) There are no contracts, agreements, plans or arrangements, including without limitation the provisions of this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

         (xiv)     The Company has not filed any consent agreement under
    Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

         (xv) None of the Company or any of its subsidiaries is, or has been at any time, a party to a tax sharing, tax indemnity or tax allocation agreement, and neither the Company nor any of its subsidiaries has assumed the tax liability of any other person under contract.

         (xvi) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

         (xvii) The Company's tax basis in its consolidated assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records, except for any variations that are immaterial in amount and significance.

         (xviii)   The Company has not been a member of an affiliated group
    filing a consolidated federal income Tax Return and does not have any liability for the Taxes of another person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

         (xix) The Company does not have a net recognized built-in gain within the meaning of Section 1374 of the Code.

For purposes of this Agreement, (A) the term "Tax" shall include any tax or similar governmental charge, impost or levy (including without limitation income taxes, franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes or windfall profit taxes) together with any related penalties, fines, additions to tax or interest imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof; and (B) the term "Tax Return" shall mean any return (including any information return), report, statement, schedule, notice, form, estimate, or declaration of estimated tax relating to or required to be filed with any governmental authority in connection with the determination, assessment, collection or payment of any Tax.

         (m)  Compliance with Applicable Laws.  The Company and its
              -------------------------------
subsidiaries have conducted their businesses in accordance with all applicable federal, state, local and foreign laws, regulations and rules, except where the failure to do so would not, individually or in the aggregate, have a material adverse effect on the Company.

         (n)  Environmental Matters.

         (i) No underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state, local or other applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies properly and safely maintained (a "Hazardous Material"), are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or its subsidiaries has at any time owned, operated, occupied or leased. The Company Disclosure
    Schedule identifies all underground and aboveground storage tanks, and the capacity, age, and contents of such tanks, located on real property owned or leased by the Company and its subsidiaries.

         (ii) Neither the Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of or released, or exposed its employees or others to, Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company or any of its subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, the "Company Hazardous Materials Activities") in violation of any formal rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Company Hazardous Material Activity, except to the extent such Hazardous Materials Activities do not, individually or in the aggregate, have a material adverse effect on the Company.

         (iii) Each of the Company and its subsidiaries currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company Hazardous Material Activities of the Company and its subsidiaries as such activities and business are currently being conducted. All Environmental Permits are in full force and effect. The Company and each of its subsidiaries (A) is in compliance in all material respects with all terms and conditions of the Environmental Permits and (B) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the laws of all Governmental Entities relating to pollution or protection of the environment or contained in any regulation or decree or judgment issued, entered, promulgated or approved thereunder. To the Company's knowledge, there are no circumstances that may prevent or interfere with such compliance in the future. The Company Disclosure
    Schedule includes a listing and description of all Environmental Permits currently held by the Company and its subsidiaries.

         (iv) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of the Company, threatened concerning any Environmental Permit, Hazardous Material or any Company Hazardous Materials Activity. To the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events, or incidents that are reasonably expected to involve the Company or any of its subsidiaries (or any person or entity whose liability the Company or any of its subsidiaries has retained or assumed, either by contract or operation of law) in any environmental litigation, or impose upon the Company or any of its subsidiaries (or any person or entity whose liability the Company or any of its subsidiaries has retained or assumed, either by contract or operation of law) any environmental liability including without limitation common law tort liability, except for actions, activities, circumstances, conditions or incidents which, individually or in the aggregate, would not have a material adverse effect on the Company.

         (o)  Intellectual Property.
              ----------------------

         (i) The Company and its subsidiaries own or possess adequate and enforceable licenses or other rights to use (including foreign rights), all copyrights, patents, trade names, trade secrets, registered and unregistered trademarks, trade dress franchises, domain names and similar rights now used or employed in the business of the Company and its subsidiaries (the "Intellectual Property") and such rights will not cease to be valid rights of the Company and its subsidiaries by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         (ii) The Company has delivered to Parent a list of all of the Intellectual Property of the Company and its subsidiaries. The Company Disclosure Schedule also sets forth: (i) for each patent, the number, normal expiration date and subject matter for each country in which such patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country; (ii) for each trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a trademark has been registered; and (iii) for each copyright, the number and date of filing for each country in which a copyright has been filed. The Company Disclosure Schedule includes all unregistered and common law rights to Intellectual Property that are material to the Company. The Intellectual Property listed in the Company Disclosure Schedule is all such property used by the Company or any of its subsidiaries in connection with their businesses. True, correct and complete copies of all patents (including all pending applications) owned, controlled, created or used by or on behalf of the Company and its subsidiaries have been provided to Parent. All pending patent applications have been duly filed.

         (iii) Neither the Company nor any of its subsidiaries has any obligation to compensate any person for the use of any Intellectual Property, and neither the Company nor any of its subsidiaries has granted to any person any license, option or other rights to use in any manner any of its Intellectual Property, whether requiring the payment of royalties or not, other than licenses to the Company of franchisees or licenses in the ordinary course of business.

         (iv) Neither the Company nor any of its subsidiaries has received any notice of invalidity or infringement of any rights of others with respect to the Intellectual Property. No person has notified the Company or any of its subsidiaries that it is claiming any ownership of or right to use such Intellectual Property. No person, to the best knowledge of the Company, is infringing upon any such Intellectual Property in any way, except where such use would not have a material adverse effect on the Company. The use of the Intellectual Property by the Company and its subsidiaries does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Intellectual Property, and no action has been instituted against or notices received by the Company or any subsidiary that are presently outstanding alleging that the use of the Intellectual Property infringes upon or otherwise violates any rights of a third party in or to such Intellectual Property.

         (p)  Financial Advisors.  No financial advisor, investment banker,
              ------------------
broker or other person, other than ABN AMRO Chicago Corporation, the fees and expenses of which will be paid by the Company, is entitled to any financial advisor's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. A true, correct and complete copy of the Company's definitive engagement letter with ABN AMRO Chicago Corporation is included in the Company Disclosure Schedule.

         (q)  Accounting Matters.  Neither the Company nor any of its
              ------------------
affiliates has taken or agreed to take any action or is aware of any condition that would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling-of-interests.

         (r)  Voting Requirements.  The Company Stockholder Approval is the
              -------------------
only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement and the transactions contemplated by this Agreement.

         (s)  Disclosure.  No representation or warranty made by the Company in
              ----------
this Agreement or in the Company Disclosure Schedule, nor any document, written information, statement, financial statement, certificate or Exhibit prepared and furnished or to be prepared and furnished by the Company or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or contained (as of the date made) any untrue statement of a material fact when made, or omits or omitted (as the case may be) to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were made.

         (t)  Fairness and Pooling Opinions.  The Company's Board of Directors
              -----------------------------
has received written opinions (a) from ABN AMRO Chicago Corporation that the Exchange Ratio is fair to the Company from a financial point of view (the "Company Fairness Opinion") and (b) from Ernst & Young LLP that, in accordance with generally accepted accounting principles and applicable rules and regulations of the SEC, the Company is a poolable entity and the Merger should be treated as a "pooling of interests" for accounting purposes (the "Company Pooling Opinion").

         (u)  Restrictions on Business Activities.  There is no material
              -----------------------------------
agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries, any acquisition of property by the Company or any of its subsidiaries or the conduct of any existing business by the Company or any of its subsidiaries or that would be applicable to any parent or affiliate of the Company or its subsidiaries.

         (v)  Franchising Matters.
              -------------------

         (i)  Disclosure Documents.  The Company's past and present franchise
              --------------------
    disclosure documents and/or franchise offering circulars (collectively "FOCs") for any area franchises, individual franchises, any other type of franchise the Company offers, and/or, if applicable, any licenses: (A) materially comply with all applicable Federal Trade Commission ("FTC") franchise disclosure regulations, any other applicable foreign or federal laws and regulations, state franchise and business opportunity sales laws and regulations, and local laws and regulations; (B) include and accurately state all material information (including but not limited to the discussion of litigation matters) set forth in them; (C) do not omit any required material information; (D) accurately state the Company's position that it does not provide to prospective area or individual franchisees "earnings claims" information (as that term is defined in the FTC's franchise disclosure regulations and the North American Securities Administrators Association's current Uniform Franchise Offering Circular Guidelines);
    (E) have been timely revised to reflect any material changes or developments in the Company's franchise system, agreements, operations, financial condition, litigation matters, or other matters requiring disclosure under any applicable foreign, federal, state, and/or local law; and (F) include all material documents (including but not limited to audited financial statements for the Company) required by any applicable foreign, federal, state, and/or local law to be provided to prospective area franchisees, individual franchisees and/or, if applicable, any licensees.

         (ii)  Franchise and License Agreements.  The Company's past and
               --------------------------------
    present agreements with its area franchisees, individual franchisees, and licenses: (A) materially comply with applicable foreign, federal, state, and/or local laws and regulations; (B) do not include provisions that would prevent or otherwise impair the Company's ability to undergo a change in ownership or control or require the Company to notify any area franchisees, individual franchisees, and/or licensees of such a change in ownership or control; (C) do not obligate the Company to buy back or otherwise acquire the stock, assets, or contractual rights of area franchisees, individual franchisees, and/or licensees; (D) do not impose on the Company an obligation to guarantee the lease obligations, third party financing obligations, or other material obligations to third parties of the area franchisees, individual franchisees, and/or licensees; (E) impose on area franchisees, individual franchisees, and licensees an obligation to comply with all applicable federal, state, and local laws and regulations; and
    (F) impose on area franchisees, individual franchisees, and licensees an obligation to maintain commercially reasonable insurance that names the Company as an additional insured, requires the insurer to notify the Company before it terminates any such insurance policy for nonpayment, and permits the Company to make such payments to maintain such insurance coverage on behalf of any non-paying area franchisee, individual franchisee, or licensee.

         (iii)  Registration and Disclosure Compliance.  All of the area
                --------------------------------------
    franchises, individual franchises, and licenses of the Company have been sold in material compliance with applicable foreign, federal, state, and/or local franchise disclosure and registration requirements. As a result,

         (A) each prospective area franchisee, individual franchisee, and, if applicable, licensee was provided with any required FOC at the earlier of (1) the first personal face-to-face meeting between the Company and the then prospect for the purposes of discussing the acquisition of an area franchise, individual franchise, or, if applicable, license, (2) at least ten business days before the execution of any agreement with the Company or the payment of any funds to the Company by the prospective area franchisee, individual franchisee, or, if applicable, licensee, or (3) within any other minimum time period imposed by law;

         (B) at least five business days before execution of any agreements with the Company, each prospective area franchisee, individual franchisee, and, if applicable, licensee was provided with a completed execution copy of the Company's area franchise agreement, individual franchise agreement, or, if applicable, license agreement, respectively, together with any related documents (e.g., spousal consent form, phone transfer agreement, software license, security agreement, equipment lease, national account agreement) with all pertinent specific information for such prospective area franchisee, individual franchisee, or, if applicable, licensee set forth in those agreements and documents;

         (C) each FOC provided to a prospective area franchisee, individual franchisee, or, if applicable, licensee complied in all material respects at the time of the delivery of such FOC with applicable foreign, federal, state, and/or local laws regarding such franchise offering circulars;

         (D) each of the Company's required FOCs were either properly registered with appropriate franchise regulatory authorities, covered by a proper notice filing with appropriate franchise regulatory authorities, or qualified for an exemption from such registration or notice filing requirements;

         (E) each of the Company's offerings were, where applicable, either properly registered with appropriate business opportunity sales authorities or qualified for an exemption from such registration requirements;

         (F) the Company obtained signed acknowledgments of receipt for the delivery of each FOC to prospective area franchisees, individual franchisees, and, if applicable, licensees;

         (G) to the extent that the Company may have experienced lapses in one or more jurisdictions for its registrations for area franchise offerings, individual franchise offerings, and/or, if applicable, license offerings, the Company did not offer or sell during the period of any such lapses any such area franchises, individual franchises, or, if applicable, licenses for franchises (1) in those jurisdictions, (2) to be operated outside those jurisdictions by residents of those jurisdictions, or (3) the sale of which might otherwise have triggered the application of the franchise registration laws of those jurisdictions during the periods of any such lapse;

         (H) to the extent required by foreign, federal, state, and/or local law, the Company has complied with all applicable franchise advertising filing requirements;

         (I) to the best of its knowledge, the Company is not aware of any instances in which any of its employees, sales agents, or sales brokers for area franchises, individual franchises, or, if applicable, licenses provided information to prospective area franchisees, individual franchisees, or, if applicable, individual licensees, that materially differed from the information contained in the FOCs provided to such prospects (including but not limited to "earnings claim" information);

         (J) where required, the Company properly filed with appropriate franchise regulatory authorities amendments to its FOCs to reflect any material changes or developments in the Company's franchise system, agreements, operations, financial condition, litigation or other matters requiring disclosure;

         (K) where required, the Company complied with foreign, federal, state, and/or local laws (including in particular those of California and North Dakota) requiring registration, disclosure, and/or other compliance activities associated with any "material modifications" made to the Company's then current area franchises, individual franchises, or, if applicable, licenses; and

         (L) the Company properly and timely converted the format of its FOCs from the prior format prescribed by the Uniform Franchise Offering Circular guidelines to the so-called "plain English" guidelines currently in effect for FOCs prepared in accordance with Uniform Franchise Offering Circular guidelines.

         (iv)  Franchise and Related Litigation.  The Company's April 1997 FOCs
               --------------------------------
    for its universal area franchise agreement and universal individual franchise agreement set forth accurate summary information about

         (A) any governmental regulatory, criminal, and/or material civil actions pending against the Company alleging a violation of a foreign and/or United States franchise, antitrust or securities law, fraud, unfair or deceptive practices, or comparable allegations as well as actions other than ordinary routine litigation incidental to the Company's business which are significant in the context of the number of the Company's franchisees and the size, nature or financial condition of the franchise system or its business operations;

         (B) any convictions of a felony, nolo contendre pleas to a felony charge, and adverse final judgments in a civil action in foreign countries and/or the United States since April 1987 as well as all material actions since April 1987 involving violation of a franchise, antitrust or securities law, fraud, unfair or deceptive practices, or comparable allegations; and

         (C) all currently effective injunctive or restrictive orders or decrees relating to the franchise area under a foreign, federal, state, or local franchise, securities, antitrust, trade regulation, or trade practices law resulting from a concluded or pending action or proceeding brought by a public agency.

In addition, the Company has not received notice of any threatened administrative, criminal and/or material civil action against it and/or any persons disclosed in Item II of the Company's April 1997 FOCs for its Universal Area Franchise Agreement and Universal Individual Franchise Agreement where such threatened administrative, criminal and/or material civil action alleges a violation of a foreign and/or United States franchise, antitrust law, or securities law, fraud, unfair or deceptive practices, or comparable allegations as well as actions other than ordinary routine litigation incidental to the Company's business which are significant in the context of the number of the Company's franchisees and the size, nature, or financial condition of the franchise system or its business operations.

         (v)  Franchisee Relations and Operations.  All expenditures from the
              -----------------------------------
    National Media Fund, which is administered by the Advertising Advisory Council (comprised of ten elected domestic franchisee or area franchisee representatives and a representative of the Company), are approved by that Council and all expenditures from the National Media Fund are authorized verbally and in writing by such Council. The Company is not aware of any material allegations that any of the expenditures from the National Media Fund have been unauthorized by the Advertising Advisory Council, paid to the Company for anything other than expressly permitted by the contractual provisions associated with the National Media Fund, or was otherwise improper. In the Company's communications with its area franchisees, individual franchisees, licensees, and representative groups of those area franchisees, individual franchisees, and/or licensees, the Company is not aware of any material misstatements regarding its operations, franchise system, agreements, financial condition, litigation matters, or plans that could be used as a basis for a successful fraud, misrepresentation, or franchise law violation claim against the Company. The Company has taken and continues to take commercially reasonable efforts to protect the confidentiality of its current Operations Manual.

         (vi) Franchise Terminations.  The Company's termination of or effort
              ----------------------
    to terminate or refusal to renew any area franchisee, individual franchisee, or, if applicable, licensee, has complied with applicable federal, state, and/or local franchise termination laws and regulations including, in particular, but not limited to, having provided any such area franchisee, individual franchisee, or, if applicable, licensee involved in such a nonrenewal or termination any statutorily required notice and opportunity to cure. The Company has complied with all other applicable foreign, federal, state, and/or local laws and/or regulations relating to ongoing franchise relationships, the termination of such relationships, and/or the non-renewal of such relationships.

         (w)  Contracts.
              ---------

         (i) The Company Disclosure Schedule lists each written or oral contract, agreement, arrangement, lease, instrument, mortgage or commitment to which the Company or its Subsidiaries is a party or may be bound ("Contract") (A) which involves payments by or to the Company or its Subsidiaries of more than $200,000 per annum, excluding those Contracts that

    (x) involve payments by franchisees or licensees to the Company, or
    (y) are between the Company (on its own behalf or on behalf of its franchisees) and vendors entered into in the ordinary course of business, provided, however, that this exclusion shall not apply to any Contract governing material outside vendor relationships entered into after April 30, 1996 and not previously filed as an exhibit to the SEC Documents; (B) material amendments to any compensation agreement or arrangement (including severance agreement or arrangement) with any officer, director or 5% stockholder or any former officer or director, if such amendment has not previously been filed with the Company's SEC Documents; (C) material amendments to franchise agreements, master agreements, area agreements or franchise offering circulars; (D) international franchise agreements; (E) which is an arrangement limiting or restraining the Company or any subsidiary or any successor thereto from engaging or competing in any manner or in any business; (F) under which the Company or any subsidiary guarantees the payment or performance by others or in any way is or will be liable with respect to obligations of any other person; or (G) which is a material arrangement not made in the ordinary course of business.

         (ii) There have been filed as exhibits to, or incorporated by reference in, the Form 10-K of the Company for the year ended April 30, 1996 all Contracts which, as of the date hereof, are material as described in Item 601(b)(10) of Regulation S-K.

         (iii) All Contracts are valid and binding and in full force and effect on the date of this Agreement except to the extent they have previously expired in accordance with their terms. None of the Company, the subsidiaries nor, to the Company's knowledge, any other parties, have violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of, any Contract, the termination or violation of which, or the default under which, could reasonably be expected to have a material adverse effect on the Company. True and complete copies of all Contracts listed on the Company Disclosure Schedule or listed in the Form 10-K of the Company for the year ended April 30, 1996, together with all amendments thereto, have been delivered to Parent.

         SECTION 3.2    Representations and Warranties of Parent.  Except as
                        ----------------------------------------
set forth on the disclosure schedule (provided that an item on such disclosure schedule shall be deemed to qualify only the particular subsection or subsections of this Section 3.2 specified for such item) delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), Parent represents and warrants to the Company as follows:

         (a)  Organization, Standing and Corporate Power.  Parent is a
              ------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Parent is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, have a material adverse effect on Parent.

         (b)  Capital Structure.  The authorized capital stock of Parent
              -----------------
consists of 500,000,000 shares of Parent Common Stock, and 500,000 shares of preferred stock, $.001 par value per share ("Parent Preferred Stock"). No shares of Parent Preferred Stock are outstanding on the date of this Agreement. At the close of business on April 26, 1997, (i) 69,652,669 shares of Parent Common Stock were issued and outstanding, (ii) no shares of Parent Common Stock were held by Parent in its treasury, (iii) 7,588,774 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding options to purchase shares of Parent Common Stock granted to employees of or consultants to Parent or its subsidiaries or affiliates under the terms of Parent's 1994 Amended and Restated Long-Term Incentive
Compensation Plan (the "Parent Stock Option Plan"), (iv) 9,896,181 shares of Parent Common Stock were reserved for issuance upon exercise of Parent's outstanding convertible subordinated notes, as described in Parent SEC
Documents (as defined below), (v) 500,000 shares of Parent Common Stock were reserved or available for issuance under the terms of the Parent's Employee Stock Purchase Plan, as described in the Parent SEC Documents, (vi) 750,000 shares of Parent Common Stock were reserved or available for issuance under the terms of the Parent's 1996 Non-Employee Directors' Stock Plan, as described in the Parent SEC Documents, and (vii) the number of shares of Parent Common Stock available for issuance upon exercise of options issued under the terms of the Parent Stock Option Plan automatically increases to 20% of the total number of issued and outstanding shares of Parent Common Stock, as described in the Parent SEC Documents. Except as set forth above, at the close of business on April 26, 1997, no shares of capital stock or other voting securities of the Parent were issued, reserved for issuance or outstanding, and since April 26, 1997 until the date hereof no shares of capital stock or other voting securities have been issued by Parent except (y) upon the exercise of options or other rights outstanding at April 26, 1997 under the plans listed in the third sentence of this subsection (b), and (z) the issuance of not more than 56,769 shares of Parent Common Stock in connection with acquisitions. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for the Convertible Subordinated Notes due 2001 and the Convertible Subordinated Notes due 2003 as described in the Parent SEC Documents, there are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. Except as set forth above, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking, except for options and other equity compensation granted by Parent with respect to no more than 4,000,000 shares of Parent Common Stock since April 26, 1997. There are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of capital stock of Parent. As of the date of this Agreement, the authorized capital stock of Sub consists of 1,000 shares of common stock, no par value per share, of which 100 shares have been validly issued, all of which are fully paid and nonassessable and are owned by Parent free and clear of any Liens.

         (c)  Authority; Noncontravention.
              ---------------------------

         (i) Parent and Sub have the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, except to the extent such enforcement may be limited by applicable bankruptcy, reorganization, moratorium, or other law. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of any benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under,
    (i) the articles incorporation or bylaws of Parent or Sub or the comparable charter or organizational documents of any other subsidiary of Parent,
    (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, injunction, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii), any such conflicts, violations or defaults that would not, individually or in the aggregate, have a material adverse effect on Parent.

         (ii) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (A) the filing with the Specified Agencies of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of (1) the Form S-4 and (2) such reports under Sections 13(a), 13(d) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (C) the filing of the Merger Documents with the California Secretary of State and appropriate documents with the relevant authorities of other states, as required under applicable law, and (D) such other consents, approvals, orders, authorizations, registrations, declarations and filings, including under (1) the laws of any foreign country in which the Company or any of its subsidiaries conducts any business or owns any property or assets or as otherwise required under applicable foreign law or (2) the "takeover" or "blue sky" laws of various states, the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on Parent or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

         (d)  SEC Documents; Financial Statements.  Parent has filed with the
              -----------------------------------
SEC all required reports and forms and other documents required to be filed by it pursuant to relevant United States securities statutes, regulations, policies and rules (the "Parent SEC Documents"), all of which have complied in all material respects with all applicable requirements of such statutes, regulations, policies and rules. As of their respective dates, none of the Parent SEC Documents, except as revised or superseded by a later filed Parent SEC Document, without regard to any amendments or filings after the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, nothing has come to the attention of Parent since the date any Parent SEC Document was filed that would have made, as of the filing date, any statement in any Parent SEC Document untrue in a material respect, or that, if omitted to be stated as of the filing date, would have made the statements in such Parent SEC Document, in light of the circumstances under which they were made, misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later-filed Parent SEC Document filed and publicly available prior to the date of this Agreement, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to the omission of footnote information and normal year-end adjustments).

         (e)  Information Supplied.  None of the information supplied or to be
              --------------------
supplied by Parent or Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's Stockholders or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference in either the Form S-4 or the Proxy Statement based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

         (f)  Financial Advisors.  No financial advisor, investment banker,
              ------------------
broker or other person is entitled to any financial advisor's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

         (g)  Accounting Matters.  Neither Parent nor any of its affiliates has
              ------------------
taken or agreed to take any action or is aware of any condition that would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling-of-interests.

         (h)  Pooling Opinion.  Parent's Board of Directors has received a
              ---------------
written opinion from Price Waterhouse LLP that, in accordance with generally accepted accounting principles and applicable rules and regulations of the SEC, Parent is a poolable entity and the Merger should be treated as a "pooling of interests" for accounting purposes (the "Parent Pooling Opinion").

                                      ARTICLE IV

                      COVENANTS RELATING TO CONDUCT OF BUSINESS


         SECTION 4.1    Conduct of Business.

         (a)  Conduct of Business by the Company.  During the period from the
              ----------------------------------
date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except (1) as contemplated by this Agreement, (2) as set forth in Section 4.1(a) of the Company Disclosure Schedule, or (3) with the prior written consent of Parent, the Company shall not, and shall not permit any of its subsidiaries to:

         (i) (A) declare, set aside or pay (whether in cash, stock, property or otherwise) any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to its parent,
    (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

         (ii) other than the issuance of the Company Common Stock upon the exercise of Stock Options outstanding on the date of this Agreement in accordance with their present terms or in accordance with the present terms of any employment agreements existing on the date of this Agreement and described in Section 4.1(a) of the Company Disclosure Schedule, (A) issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, grant, sale, award, pledge or other encumbrance (including limitations in voting rights) or authorization of, any shares of its capital stock (including, without limitation, pursuant to the Company's Employee Stock Bonus Plan), any voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or (B) amend or otherwise modify the terms of any such rights, warrants or options (except as expressly contemplated by this Agreement);

         (iii) amend its articles of incorporation, bylaws or other comparable charter or organizational documents, except as may be necessary in connection with a change in the number of directors on the Company's Board of Directors;

         (iv) mortgage or otherwise encumber or subject to any Lien, or sell, lease, exchange or otherwise dispose of any of, its properties or assets, except in the ordinary course of business consistent with past practice;

         (v) acquire (by merger, consolidation or acquisition of stock or assets) any material corporation, partnership or other business organization or division thereof or acquire, lease or otherwise purchase assets other than in the ordinary course of business, or sell, lease or otherwise dispose of a material subsidiary or a material amount of assets or securities;

         (vi) (A) increase the rate or terms of compensation payable or to become payable generally to any of the Company's or any of its subsidiaries' directors, executive officers, or employees other than usual and customary salary increases to employees; (B) pay or agree to pay any pension, retirement allowance or other employee benefit not provided for by any existing Pension Plan, Benefit Plan or employment agreement described in the Company SEC Documents filed prior to the date of this Agreement;
    (C) except as set forth in Section 4.1(a)(v) of the Company Disclosure Schedule, commit itself to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, continuation pay, termination pay, retirement or other employee benefit plan, agreement or arrangement, or increase the rate or terms of any employee plan or benefit arrangement or (D) increase the rate of compensation under or otherwise change the terms of any existing employment agreement; provided, however, that nothing in this clause (D) shall preclude payments under the terms of the existing incentive compensation plans of the Company in accordance with past practice or under the terms of any employment agreements in existence as of the date hereof;

         (vii)     change its fiscal year;

         (viii) waive any material right or claim of the Company or settle any litigation or material dispute;

         (ix) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person except in the ordinary course of business;

         (x) amend any form of franchise agreement (including master and area agreements) or other Contract in a material respect or amend any individual franchise agreement other than in the ordinary course of business or in a manner that would conflict with the provisions of this Agreement or create any liability as a result of the consummation of the transactions contemplated by this Agreement; or

         (xi) authorize any of, or commit or agree to take any of, the foregoing actions.

         (b)  Other Actions.  The Company and Parent shall not, and shall not
              -------------
permit any of their respect subsidiaries to, take any action that would result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue or (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect.

         SECTION 4.2    No Inconsistent Activities.  In light of the
                        --------------------------
consideration given by the Board of Directors of the Company prior to the execution of this Agreement to, among other things, the transactions contemplated hereby, and in light of advice received from the Company's financial advisors, the Company agrees that it shall (a) terminate any existing discussions and/or negotiations with other parties concerning the potential acquisition of the Company or any other transaction that would be inconsistent with the transactions contemplated hereby, and (b) not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, solicit or initiate, or encourage the submission of, any Takeover Proposal (as defined below), or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that the foregoing clauses (a) and (b) shall not prohibit the Company's Board of Directors from furnishing information to or entering into discussions or negotiations with any person or entity that makes an unsolicited bona fide proposal to acquire the Company pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if, and only to the extent that,
(i) the Company's Board of Directors determines in good faith, after considering applicable law and receiving the written advice of outside counsel, that such action is required by its fiduciary duties to the Company's Stockholders under applicable law, (ii) the Company's Board of Directors determines in good faith, after receiving the written advice of its financial advisors, that such unsolicited proposal is financially superior to the transaction contemplated hereby and the party making the proposal has demonstrated that the funds necessary for its proposal are reasonably likely to be available (a "Superior Proposal"), and (iii) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and receives from such person or entity an executed confidentiality agreement in reasonably customary form. The Company shall notify Parent orally and in writing of any inquiries, offers or proposals with respect to a Takeover Proposal (including without limitation the terms and conditions of any such proposal, the identity of the person making it and all other information reasonably requested by Parent), within 24 hours of the receipt thereof, shall keep Parent informed of the status and details of any such inquiry, offer or proposal and answer Parent's questions with respect thereto, and shall give Parent five business days' advance notice of any agreement to be entered into with, or any information to be supplied to, any person making such inquiry, offer or proposal. For purposes of this Agreement, "Takeover Proposal" means any written proposal for a merger, consolidation, purchase of assets, tender offer or other business combination involving the Company or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of, the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement. Neither the Company nor any of its subsidiaries shall, directly or indirectly, release any third party from any confidentiality agreement. Nothing contained herein shall prohibit the Company or its Board of Directors from disclosing to its stockholders a position as contemplated by Rule 14d-9 and Rule 14e-2(a) under the Exchange Act with respect to a Takeover Proposal by means of a tender offer.


                                      ARTICLE V

                                ADDITIONAL AGREEMENTS

         SECTION 5.1    Preparation of Form S-4 and the Proxy Statement;
                        ------------------------------------------------
Stockholders' Meeting.
---------------------

         (a) As promptly as reasonably practicable after the execution of this Agreement, (i) the Company shall prepare and file with the SEC a proxy statement relating to the meeting of the Company's stockholders to be held to obtain the Company Stockholder Approval (together with any amendments thereof or supplements thereto, the "Proxy Statement") and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Form S-4") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the stockholders of the Company pursuant to the Merger. Each of Parent and the Company shall use all reasonable efforts to cause the Form S-4 to become effective as promptly as practicable, and shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Each of Parent and the Company shall furnish all information concerning itself to the other as the other may reasonably request in connection with such actions and the preparation of the Form S-4 and Proxy Statement. The Company authorizes Parent to utilize in the Form S-4 and in all such state filed materials, the information concerning the Company and its subsidiaries provided to Parent in connection with, or contained in, the Proxy Statement. Parent promptly will advise the Company when the Form S-4 has become effective and of any supplements or amendments thereto, and the Company shall not distribute any written material that would constitute, as advised by counsel to the Company, a "prospectus" relating to the Merger or the Parent Common Stock within the meaning of the Securities Act or any applicable state securities law without the prior written consent of Parent. As promptly as practicable after the Form S-4 shall have become effective, the Company and Parent shall mail the Proxy Statement to the Company's stockholders.

         (b) Parent agrees promptly to advise the Company if at any time prior to the meeting of stockholders of the Company to approve the Merger any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide the Company with the information needed to correct such inaccuracy or omission. Parent will furnish the Company with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to Parent and its subsidiaries, to comply with applicable law after the mailing thereof to the stockholders of the Company.

         (c) The Company agrees promptly to advise Parent if at any time prior to the meeting of its stockholders any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide Parent with the information needed to correct such inaccuracy or omission. The Company will furnish Parent with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to the Company and its subsidiaries, to comply with applicable law after the mailing thereof to stockholders of the Company.

         (d) As soon as reasonably practicable following the date of this Agreement, the Company shall call and hold a meeting of its stockholders (the "Company Stockholders' Meeting") for the purpose of obtaining the Company Stockholder Approval. The Company shall use its best efforts to solicit from its stockholders proxies, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by applicable law or otherwise to obtain the Company Stockholder Approval and through its Board of Directors shall (subject to their fiduciary duties) recommend to its stockholders the giving of the Company Stockholder Approval.

         SECTION 5.2    Access to Information; Confidentiality.  Each of the
                        --------------------------------------
Company and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other party, and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party, (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Except to the extent otherwise required by law, each of the Company and Parent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisers and other representatives and affiliates to hold, any confidential information in accordance with the Confidentiality Agreement dated February 28, 1997, between Parent and the Company (the "Confidentiality Agreement").

         SECTION 5.3    Reasonable Efforts; Notification.
                        --------------------------------

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the making of all necessary registrations and filings (including filings with Governmental Entities, if any), (ii) the obtaining of all necessary consents, approvals or waivers from third parties and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

         (b) the Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or any such representation or warranty that is not so qualified becoming untrue in any material respect or
(ii) the failure by it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         SECTION 5.4    Stock Option Plans.
                        ------------------

         (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Stock Option/Purchase Plans (as defined below)) shall adopt such resolutions or take such other actions as are required, if any, to adjust the terms of all outstanding stock options to purchase shares of the Company Common Stock ("Stock Options") heretofore granted under any stock option, stock purchase, restricted stock unit or stock appreciation rights plan, program or arrangement of the Company, including, without limitation, the Restated 1985 Stock Option Plan, the Santa Fe 1995 Employee Stock Option Plan, and the Santa Fe 1995 Stock Option Plan for Non-Employee Directors (collectively, the "Stock Option/Purchase Plans") as is necessary to provide that each Stock Option outstanding immediately prior to the Effective Time, whether or not then exercisable, shall be immediately converted as of the Effective Time into the right to purchase from Parent the Option Conversion Number (as defined below) of shares of Parent Common Stock (each, an "Adjusted Option"). Each Adjusted Option will have substantially the same terms as the Stock Option to which it is related, including the same vesting schedule (other than to the extent accelerated pursuant to the terms of such Stock Option, Stock Option/Purchase Plans or in accordance with the present terms of any employment agreements existing on the date hereof, which Stock Option shall remain exercisable following the Effective Time in accordance with the provisions of the Stock Option Plan under which granted), except for its exercise price and the number and kind of shares subject thereto. The exercise price of any Adjusted Option (the "Adjusted Exercise Price") shall be an amount equal to the exercise price of the Stock Option related to such Adjusted Option as of the date of this Agreement divided by the Exchange Ratio. The "Option Conversion Number" for any Adjusted Option shall be equal to the number of shares purchasable pursuant to the Stock Option related to such Adjusted Option as of the date of this Agreement multiplied by the Exchange Ratio. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the exercise of any Adjusted Option, and no fractional share interest will entitle the owner thereof to vote or to any rights of a stockholder of Parent. Each holder of any Adjusted Option who exercises such Adjusted Option in accordance with its terms and this Agreement who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Adjusted Options delivered by such holder on the date such Adjusted Options are exercised) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the closing price of Parent Common Stock on the Nasdaq National Market System (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the trading date immediately preceding the date such Adjusted Options are exercised.

         (b) Parent agrees to take such actions as are necessary for the conversion of such Stock Options of the Company pursuant to Section 5.4(a) into Adjusted Options, including the reservation, issuance and listing of Parent Common Stock.

         (c) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Parent, together with the consideration therefor and the federal withholding tax information, if any, required in accordance with the related Stock Option Plan.

         SECTION 5.5    Conveyance Taxes.  Parent and the Company shall
                        ----------------
cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable by Parent or the Company in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time. All of such taxes and expenses shall be borne by Parent.

         SECTION 5.6    Indemnification, Exculpation and Insurance.
                        ------------------------------------------

         (a) The articles of incorporation and the bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's articles of incorporation and bylaws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law. Parent hereby unconditionally and irrevocably guarantees for the benefit of the Company's directors and officers the obligations of the Company and the Surviving Corporation under the foregoing indemnification arrangements, including any such existing indemnification agreements to which the Company is a party; provided, however, that in no event shall the amount of such guarantee exceed an amount permitted for such a guarantee under the terms of Parent's credit agreement.

         (b) If Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.6.

         (c) Parent shall, to the fullest extent permitted by applicable law, indemnify and defend (and bear all costs and expenses, including without limitation reasonable attorneys' fees and costs, associated therewith) each officer and director of the Company serving as such immediately before the Effective Time for and against any and all claims, damages and losses relating to or arising out of (i) their performance of their respective Company duties prior to the Effective Time, or (ii) the consummation of any of the transactions contemplated in this Agreement Parent shall cause the Surviving Corporation to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof (or, if such insurance policy cannot be obtained, such insurance policy on terms with respect to coverage and amount as favorable as can be obtained, subject to the proviso at the conclusion of this sentence), provided, however, that the aggregate cost of such insurance over such four-year period shall not exceed the product of four multiplied by the premium cost for such policy during the year ended April 30, 1997.

         SECTION 5.7    Fees and Expenses.  Except as provided in Section 7.5,
                        -----------------
whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and mailing the Proxy Statement and Form S-4, will be shared equally by Parent and the Company.

         SECTION 5.8    Public Announcements.  Parent and Sub, on the one hand,
                        --------------------
and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

         SECTION 5.9    Affiliates; Accounting and Tax Treatment.
                        ----------------------------------------

         (a) The Company shall (i) promptly deliver to Parent a letter identifying all persons who may be deemed affiliates of the Company under Rule 145 of the Securities Act or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment and (ii) at least 30 days prior to the Effective Time obtain (if not previously obtained) from each such affiliate a written agreement substantially in the form of
Exhibit 5.9 hereto. The Company shall obtain such a written agreement as soon as practicable from any person who may be deemed to have become an affiliate of the Company after the Company's delivery of the letters referred to in clause
(i) above and prior to the Effective Time.

         (b) Promptly after the date hereof, Parent shall provide the Company with information regarding Parent's compliance procedures for ensuring that those persons deemed to be affiliates of Parent under Rule 145 of the Securities Act or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment are required to abide by those restrictions on transactions involving their shares of Parent Common Stock (or securities convertible into, or exercisable for, shares of Parent Common Stock) that are necessary to preserve the Merger's qualification for pooling-of-interests accounting treatment. If the Company, after consultation with its outside legal and financial advisors reasonably concludes that supplemental assurances are necessary to permit the satisfaction of any of the other covenants or any of the conditions precedent set forth in the Agreement, then Parent shall cooperate with the Company to implement mutually acceptable supplemental arrangements, including without limitation, obtaining written affiliate agreements from Parent's affiliates substantially in the form of
Exhibit 5.9 attached hereto.

         (c) Each party hereto shall use its best efforts to (i) cause the Merger to qualify, and shall not take any actions which could prevent the Merger from qualifying, for pooling-of-interests accounting treatment and as a reorganization under the provisions of Section 368(a) of the Code, and (ii) obtain the opinions of counsel referred to in Section 6.3(c).


                                      ARTICLE VI

                                 CONDITIONS PRECEDENT

         SECTION 6.1    Conditions to Each Party's Obligations to Effect the
                        ----------------------------------------------------
Merger.  The respective obligation of each party to effect the Merger is subject
------
to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a)  Stockholder Approvals.  The Company Stockholder Approval shall
              ---------------------
have been obtained.

         (b)  Nasdaq Listing.  The shares of Parent Common Stock issuable to
              --------------
the Company's stockholders pursuant to this Agreement and under the Stock Option Plans shall have been authorized for quotation on the Nasdaq National Market System, subject to official notice of issuance.

         (c)  No Injunctions or Restraints.  No litigation brought by a
              ----------------------------
Governmental Entity shall be pending, and no litigation shall be threatened by any Governmental Entity, which seeks to enjoin or prohibit the consummation of the Merger, and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. For the purposes of this Agreement, litigation shall be deemed to be "threatened" by the Federal Trade Commission or Department of Justice only if the Federal Trade Commission or the Department of Justice, as the case may be, shall have publicly announced or shall have advised Parent, Sub or the Company that it has authorized its staff to commence proceedings in federal court seeking injunctive relief against, or to commence administrative proceedings challenging, the transactions contemplated by this Agreement.

         (d)  Form S-4.  The Form S-4 shall have been declared effective by the
              --------
SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC.

         (e)  HSR Act.  The applicable waiting period (and any extension
              -------
thereof) under the HSR Act shall have expired or been terminated.

         (f)  Approvals.  Other than the filing of the Merger Documents in
              ---------
accordance with the CGCL, all authorizations, consents, waivers, orders or approvals required to be obtained, and all filings, notices or declarations required to be made, by Parent, Sub and the Company prior to the consummation of the Merger and the transactions contemplated hereunder shall have been obtained from, and made with, all required Governmental Entities, except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations the failure to obtain or make which would not, individually or in the aggregate, have a material adverse effect, at or after the Effective Time, on the Company, the Surviving Corporation or Parent.

         (g)  Tax Opinion.  The Company shall have received the opinion of
              -----------
O'Melveny & Myers LLP, counsel to the Company, dated the date of the Proxy Statement, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on the receipt of customary representation letters.

         SECTION 6.2    Additional Conditions to Obligations of Parent and Sub.
                        ------------------------------------------------------
The obligations of Parent and Sub to effect the Merger are also subject to the following conditions:

         (a)  Representations and Warranties.  Each of the representations and
              ------------------------------
warranties of the Company contained in this Agreement to the extent qualified as to materiality shall be true and correct in all respects, and to the extent not so qualified shall be true and correct in all material respects, in each case as of the Closing Date as though made on and as of the Closing Date, provided that those representations and warranties which address matters only as of a particular date shall remain true and correct in all respects (or in all material respects, as the case may be) as of such date. Parent shall have received a certificate of the President or any Vice President of the Company and the Chief Financial Officer of the Company to such effect.

         (b)  Agreements and Covenants.  The Company shall have performed or
              ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Parent shall have received a certificate of the President or any Vice President of the Company and the Chief Financial Officer of the Company to such effect.

         (c)  Consents Under Agreements.  The Company shall have obtained the
              -------------------------
consent or approval of each person whose consent or approval shall be required in connection with the Merger under all loan or credit agreements, franchise agreements, notes, mortgages, indentures, leases, or other agreements or instruments to which it or any of its subsidiaries is a party, except those for which failure to obtain such consents and approvals would not, individually and in the aggregate, have a material adverse effect on the Surviving Corporation or Parent after the Effective Time.

         (d)  Pooling Opinions.  The Parent Pooling Opinion shall have been
              ----------------
confirmed by Price Waterhouse LLP in writing to Parent's Board of Directors on the Effective Time. The Company Pooling Opinion shall have been confirmed by Ernst & Young LLP in writing to the Company's Board of Directors on the Effective Time. In addition, no event shall have occurred which would establish with reasonable certainty that the Merger would not be treated as a "pooling of interests" for accounting purposes.

         (e)  Affiliate Agreements.  Parent shall have received from each
              --------------------
person who may be deemed to be an affiliate of the Company (under Rule 145 of the Securities Act or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment) on or prior to the Closing Date a signed agreement substantially in the form of Exhibit 5.9 hereto.

         (f)  Dissenting Stockholders.  The shares of Company Common Stock
              -----------------------
voted against the Merger shall not exceed 5% of the total number of issued and outstanding shares of Company Common Stock entitled to vote thereon.

         (g)  Opinion of the Company Counsel.  Parent shall have received the
              ------------------------------
opinions of O'Melveny & Myers LLP, counsel to the Company, and the Company's General Counsel, in form and substance reasonably satisfactory to Parent, covering the matters set forth in Exhibit 6.2 attached hereto.

         (h)  No Material Adverse Change.  From and including the date hereof,
              --------------------------
there shall not have occurred any material adverse change with respect to the Company.

         SECTION 6.3    Additional Conditions to Obligations of the Company.
                        ---------------------------------------------------
The obligations of the Company to effect the Merger are also subject to the following conditions:

         (a) Representations and Warranties. Each of the representations and warranties of Parent contained in this Agreement to the extent qualified as to materiality shall be true and correct in all respects, and to the extent not so qualified shall be true and correct in all material respects, in each case as of the Closing Date as though made on and as of the Closing Date, provided that those representations and warranties which address matters only as of a particular date shall remain true and correct in all respects (or in all material respects, as the case may be) as of such date. The Company shall have received a certificate of the President or any Vice President of Parent and the Chief Financial Officer of Parent to such effect.

         (b)  Agreements and Covenants.  Parent shall have performed or
              ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Company shall have received a certificate of the President or any Vice President of the Company and the Chief Financial Officer of the Company to such effect.

         (c)  Fairness Opinion.  The Company Fairness Opinion shall have been
              ----------------
confirmed by ABN AMRO Chicago Corporation in writing to the Company's Board of Directors as of the date the Proxy Statement was first mailed to the Company's stockholders and shall not have subsequently been withdrawn.

         (d)  Opinion of Parent Counsel.  The Company shall have received an
              -------------------------
opinion of Morgan, Lewis & Bockius LLP, counsel to Parent, in form and substance reasonably satisfactory to the Company, covering the matters set forth in
Exhibit 6.3 attached hereto.


                                     ARTICLE VII

                          TERMINATION, AMENDMENT AND WAIVER

         SECTION 7.1    Termination.  This Agreement may be terminated at any
                        -----------
time prior to the Effective Time, whether before or after approval by the stockholders of the Company or of Parent:

         (a)  by mutual written consent of Parent and the Company;

         (b) by Parent (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by October 31, 1997; provided that, in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 7.1(b);

         (c) by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by October 31, 1997; provided that, in any case a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 7.1(c);

         (d) by either Parent or the Company, if any Governmental Entity shall have issued an order, decree, injunction or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree, injunction or ruling or other action shall have become final and nonappealable;

         (e) by either Parent or the Company, if the Merger shall not have occurred by October 31, 1997, unless the failure to consummate the Merger is the result of a breach of a covenant set forth in this Agreement or a willful and material breach of any representation or warranty set forth in this Agreement by the party seeking to terminate this Agreement;

         (f) by either Parent or the Company (provided that if the terminating party is the Company, the Company shall not be in material breach of any of its obligations hereunder), if the approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of the Company's stockholders or at any adjournment or postponement thereof;

         (g) by the Company, prior to the approval of the Merger by its stockholders, upon five business days' prior notice to Parent, if, as a result of a Superior Proposal by a party other than Parent or any of its affiliates, the Company's Board of Directors determines in good faith that their fiduciary obligations under applicable law require that such Superior Proposal be accepted; provided, however, that (i) the Company's Board of Directors shall have concluded in good faith, after considering provisions of applicable law and after giving effect to all concessions which may be offered by Parent pursuant to clause (ii) below, after receiving the written advice of outside counsel, that such action is required by its fiduciary duties to the Company's Stockholders under applicable law and (ii) prior to any such termination and prior to accepting, or entering into any agreement regarding, the Superior Proposal the Company shall provide Parent (for at least the five business days following the receipt of the notice) an opportunity to amend this Agreement to provide for terms substantially similar to those included in the Superior Proposal, and in addition the Company shall, and shall cause its respective financial and legal advisors to, negotiate in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated hereby. In the event that Parent, in its sole discretion, determines to amend this Agreement as provided above, then the Company shall enter into such amendment and shall not enter into any agreement regarding the specific Superior Proposal under consideration;

         (h) by Parent, if the Board of Directors of the Company (or any committee thereof) (i) withdraws or modifies adversely its approval and recommendation of the Merger or this Agreement, (ii) within ten days after Parent's request, shall fail to reaffirm such approval or recommendation,
(iii) shall approve or recommend any Takeover Proposal, other than with Parent or an affiliate thereof, or a Tender Offer or Exchange Offer for 15% or more is commenced and the Company's Board of Directors fails to recommend against acceptance of such Tender Offer or Exchange Offer, (iv) shall resolve to take any of the actions specified in this Section 7.1(h); or (v) fails to call and hold the Company Stockholder's Meeting within forty (40) days after the SEC declares the Form S-4 effective; provided, however, that the disclosure by the Company of only the existence and terms of a Takeover Proposal, which disclosure includes a reaffirmation of the approval and recommendation of the Company's Board of Directors with respect to the Merger and this Agreement as described in
Section 3.1(d)(iii) hereof, shall not constitute a withdrawal or adverse modification within the meaning of clause (i) of this subsection (h); or

         (i) by the Company, if the Share Value would be less than $23.00 per share unless Parent, within three days after receipt of written notice by the Company of its intention to so terminate, shall have elected to adjust the Exchange Ratio pursuant to the fourth sentence of Section 2.1(c) hereof.

         SECTION 7.2    Effect of Termination.  In the event of termination of
                        ---------------------
this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors, except as set forth in Section 3.1(p), Section 5.7 and
Section 7.5, which Sections shall survive termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         SECTION 7.3    Amendment.  This Agreement may be amended by the
                        ---------
parties at any time before or after approval hereof by the stockholders of the Company; provided, however, that after such stockholder approval there shall not be made any amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders as required by law. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

         SECTION 7.4    Extension; Waiver.  At any time prior to the Effective
                        -----------------
Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 7.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing, signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         SECTION 7.5    Termination Fee.
                        ---------------

         (a) In the event that (i) the Company terminates this Agreement pursuant to Section 7.1(g), Parent terminates this Agreement pursuant to Section 7.1(h) or Parent terminates this Agreement as a result of the Company's material breach of Section 4.2, or (ii) Parent or the Company terminates this Agreement pursuant to Section 7.1(e) and within six months after such termination the Company shall have entered into a definitive agreement with any person (other than Parent or any of its affiliates) regarding a Takeover Proposal, or (iii) Company Stockholder Approval is not received and at the time of such termination or prior to the Company Stockholders' Meeting there shall have been a Takeover Proposal (whether or not such Takeover Proposal shall have been rejected or shall have been withdrawn prior to the time of such termination or of the Company Stockholders' Meeting), and the Company shall have entered into a definitive agreement with any person (other than Parent or any of its affiliates) with any person within one year of termination then the Company shall pay to Parent (by wire transfer of immediately available funds, and as a condition to termination in the case of a termination pursuant to Section 7.1(g)) a cash termination fee in an aggregate amount equal to (A) 3% of the product of the number of outstanding shares of Company Common Stock on a fully diluted basis (as though all options or other securities convertible into or exercisable or exchangeable for shares of Company Common Stock had been so converted, exercised or exchanged) on the date hereof, multiplied by $24.50, or,
(B) if greater and if the Company enters into a definitive agreement with respect to a Takeover Proposal within six months following termination of this Agreement under Section 7.1(e), Section 7.1(f), Section 7.1(g), or Section 7.1(h), then 3% of the product of the number of outstanding shares of Company Common Stock on a fully diluted basis (as though all options or other securities convertible into or exercisable or exchangeable for shares of Company Common Stock had been so converted, exercised or exchanged) on the date such definitive agreement is executed, multiplied by the value per share of Company Common Stock of the consideration to be paid in such Takeover Proposal. If the Company is obligated to pay such termination fee pursuant to clause (i) of the preceding sentence, then the Company shall pay on account of such fee on the date of termination of this Agreement the fee calculated under clause (A) of the immediately preceding sentence, and, if the Company subsequently enters into a definitive agreement with respect to a Takeover Proposal within six months following termination of this Agreement, the Company shall immediately pay to Parent the amount, if any, by which the termination fee calculated under clause (B) of the immediately preceding sentence exceeds the termination fee calculated under clause (A) of the immediately preceding sentence.

         (b) Upon the termination of this Agreement for one of the reasons set forth in Section 7.5(a), the Company shall pay to Parent (by wire transfer of immediately available funds), and as a condition to termination in the case of a termination pursuant to Section 7.1(g) hereof, a cash amount equal to 1% of the product of the number of outstanding shares of Company Common Stock on a fully diluted basis (as though all options or other securities convertible into or exercisable or exchangeable for shares of Company Common Stock had been so converted, exercised or exchanged) on the date hereof multiplied by $24.50 at the time of termination, to cover Parent's and Sub's legal, accounting, printing, investment banking and other costs, expenses and fees incurred in connection with the transactions contemplated by this Agreement.

         (c)  Upon the termination of this Agreement because Company
Stockholder Approval is not received and at the time of such termination or prior to the Company Stockholders' Meeting there shall have been a Takeover Proposal, the Company shall pay to Parent (by wire transfer of immediately available funds) the amount set forth in Section 7.5(b) hereof, plus an amount equal to one-half of 1% of the product of the number of outstanding shares of Company Common Stock on a fully diluted basis (as though all options or other securities convertible into or exercisable or exchangeable for shares of Company Common Stock had been so converted, exercised or exchanged) on the date hereof multiplied by $24.50 at the time of termination. If the fee required to be paid by this subsection (c) has been paid and thereafter the Company is required to pay amounts under subsection (a) and (b) by reason of clause (iii) of subsection
(a), then the fee paid under this subsection (c) shall offset such amounts required to be paid by reason of such clause (iii) of subsection (a).

         (d)  The Company agrees that the agreements contained in
Section 7.5(a) and 7.5(b) are an integral part of the transactions contemplated by this Agreement. If the Company fails to promptly pay Parent any fee due under Section 7.5(a) or 7.5(b), the Company shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Bankers Trust Company from the date such fee was first due.

                                     ARTICLE VIII

                                  GENERAL PROVISIONS

         SECTION 8.1    Nonsurvival of Representations and Warranties.  None of
                        ---------------------------------------------
the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

         SECTION 8.2    Notices.  All notices, requests, claims, demands and
                        -------
other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of transmission) or by overnight courier (with proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)  if to Parent or Sub or, after the Effective Time the Company, to

              U.S. Office Products Company
              1025 Thomas Jefferson Street, NW
              Washington, DC  20007
              Facsimile:  (202) 339-6733
              Attention:  Mark D. Director, Esquire

              with a required copy to:

              Morgan, Lewis & Bockius LLP
              1800 M Street, NW
              Washington, DC  20036
              Facsimile:  (202) 467-7176
              Attention:  Linda L. Griggs, Esq.


         (b)  if, prior to the Effective Time, to the Company, to

              Mail Boxes Etc.
              6060 Cornerstone Court West
              San Diego, CA  92121
              Facsimile: (619) 625-3196
              Attention:  Bruce M. Rosenberg, Esq.

              with a required copy to:

              O'Melveny & Myers LLP
              Suite 1700
              610 Newport Center Drive
              Newport Beach, CA 92660
              Facsimile:  (714) 669-6994
              Attention:  J. Jay Herron, Esq.


         SECTION 8.3    Definitions. For purposes of this Agreement:
                        -----------

         (a) an "affiliate" of any person means another person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

         (b) "material adverse change" or "material adverse effect" means, when used in connection with the Company, the Surviving Corporation or Parent, a material adverse effect on the business, operations, financial condition or results of operations of such party and its subsidiaries taken as a whole;

         (c) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

         (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interest of which) is owned directly or indirectly by such first person.

         SECTION 8.4    Interpretation.  When a reference is made in this
                        --------------
Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         SECTION 8.5    Counterparts.  This Agreement may be executed in one or
                        ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 8.6    Entire Agreement; No Third-Party Beneficiaries.  This
                        ----------------------------------------------
Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and except for the provisions of Article II and Sections 5.4 and 5.6, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         SECTION 8.7    Governing Law.  This Agreement shall be governed by,
                        -------------
and construed and enforced in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

         SECTION 8.8    Assignment.  Neither this Agreement nor any of the
                        ----------
rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         SECTION 8.9    Enforcement.  The parties agree that irreparable damage
                        -----------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of California or in California State court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of California or any California State court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than a federal or State court sitting in the State of California.

         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

Attest:                                "Parent"

                                       U. S. OFFICE PRODUCTS COMPANY,
                                       a Delaware corporation



By:      /s/ Mark D. Director          By:  /s/ Jonathan J. Ledecky
         ---------------------------        -----------------------------------
        Mark D. Director                    Jonathan J. Ledecky
        Executive Vice President and        Chairman and Chief Executive Officer
        General Counsel


Attest:                                     "SUB"

                                            SANTA FE ACQUISITION CORP.,
                                            a California corporation


By:     /s/ Kathleen M. Delaney        By:  /s/ Mark D. Director
        ----------------------------        -----------------------------------
        Kathleen M. Delaney                 Mark D. Director
        Assistant Secretary                 President


Attest:                                     "Company"

                                            MAIL BOXES ETC.

By:     /s/ Bruce M. Rosenberg         By:  /s/ Anthony W. DeSio
        ---------------------------         ----------------------------------
        Bruce M. Rosenberg                  Anthony W. DeSio
        Vice President, General Counsel     Chief Executive Officer
        and Secretary

                                                                      Exhibit A


                             AGREEMENT OF MERGER

     AGREEMENT OF MERGER entered into on [Closing Date] by and among Santa Fe Acquisition Corp. ("Sub"), its parent corporation, U.S. Office Products Company ("Parent"), and Mail Boxes Etc. ("MBE"):

     1. Sub, which is a corporation incorporated under the General Corporation Law of the State of California, and which is sometimes hereinafter referred to as the "disappearing corporation," shall be merged with and into MBE, which is a corporation incorporated under the General Corporation Law of the State of California, and which is sometimes hereinafter referred to as the "surviving corporation."

     2. The separate existence of the disappearing corporation shall cease upon the effective date of the merger.

     3. The surviving corporation shall continue its existence under its present name.

     4. Each issued and outstanding share of the capital stock of the disappearing corporation shall, upon the effective date of the merger, be converted into one share of the capital stock of the surviving corporation. Each of the issued and outstanding shares of the capital stock of the surviving corporation (except for such shares owned by Parent, which shall be cancelled without consideration) shall, upon the effective date of the
merger, be converted into [     ] shares of Parent Common Stock.

     5. Each holder of shares of capital stock of MBE who would otherwise be entitled to receive a fractional share of Parent Common Stock upon surrender of stock certificates for exchange, shall receive, in lieu thereof, cash in an amount equal to the fair value of such fractional share, which shall be equal to the fraction of a share of Parent Common Stock that would
otherwise be issued multiplied by $                            .
                                   ---------------------------

     6. The merger shall have the effects set forth in Section 1107 of the General Corporation Law.

     7. The disappearing corporation and the surviving corporation hereby agree that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of California, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                       U.S. OFFICE PRODUCTS COMPANY


                                       By:
                                          ------------------------------

                                       By:
                                          ------------------------------
                                          [Assistant] Secretary

                                       SANTA FE ACQUISITION CORP.


                                       By:
                                          ------------------------------

                                       By:
                                          ------------------------------
                                          [Assistant] Secretary


                                       MAIL BOXES ETC.


                                       By:
                                          ------------------------------
                                          James H. Amos, Jr.
                                          President and Chief Operating Officer


                                       By:
                                          ------------------------------
                                          Bruce M. Rosenberg
                                          Vice President, General Counsel
                                          and Secretary

                                                                      Exhibit B


                                FORM OF VOTING AGREEMENT

                                                                 May   , 1997


U.S. Office Products Company
1025 Thomas Jefferson Street, N.W.
Suite 600 East
Washington, D.C. 20007

          Re  Agreement of Principal Shareholders Concerning
              Transfer and Voting of Shares of Mail Boxes Etc.
              ------------------------------------------------

          We understand that you and Mail Boxes Etc. (the "Company"), of which the undersigned are principal stockholders, are prepared to enter into an agreement for the merger of a wholly-owned subsidiary ("Sub") of U.S. Office Products Company into the Company, but that you have conditioned your willingness to proceed with such agreement (the "Agreement") upon your receipt from us of assurances satisfactory to you of our support of and commitment to the merger. We are familiar with the Agreement and the terms and conditions of the merger. Terms used but not otherwise defined herein shall have the same meanings as are given them in the Agreement. In order to evidence such commitment and to induce you to enter into the Agreement, we hereby represent and warrant to you and agree with you as follows:

          1.  Voting.   We will vote or cause to be voted all shares of
capital stock of the Company owned of record or beneficially owned or held in any capacity by any of us or under any of our control in favor of the merger and other transactions provided for in or contemplated by the Agreement and against any inconsistent proposals or tansactions. Each of us hereby irrevocably appoints you, during the term of this letter agreement, as proxy for and on behalf of us to vote (including, without limitation, the taking of action by written consent) such shares, for and in our name, place and stead for the matters and in the manner contemplated by this Section 1.

          2. Ownership. As of the date hereof, our only ownership of, or interest in, equity securities or convertible debt securities of the Company consists solely of the interests described in Schedule 1 hereto
(collectively, the "Shares").

          3. Restriction on Transfer. Other than as may be permitted pursuant to the Affiliate Agreement of even date herewith among us, you and the Company, we will not sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein or agree to sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein, without your express witten consent. Any transferee of the Shares must, as a condition to receipt of such shares, agree to be bound by the terms hereof.

     4. No Dissenters Right. Each of us agree not to exercise any rights (including, without limitation, under Chapter 13 of the CGCL) to dissent or demand appraisal of any Shares owned by us with respect to the Merger.

     5. No Solicitation. From the date hereof until the termination hereof, we will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal or (ii) engage in negotiations or discussions with, or disclose any nonpublic information relating to the Company or any subsidiary of the Company to, or otherwise assist, facilitate or encourage, any person (other than Parent or Sub) that may be considering making, or has made, a Takeover Proposal. Such Stockholder will promptly notify Sub after receipt of any Takeover Proposal or any indication that any such third party is considering making a Takeover Proposal or any request for nonpublic information relating to the Company or any subsidiary of the Company or for access to the properties, books or records of the Company or any such subsidiary by any such third party that may be considering making, or has made, a Takeover Proposal and will keep Parent fully informed of the status and details of any such Takeover Proposal, indication or request. The foregoing provisions of this Section 5 shall not be construed to limit actions taken, or to require actions to be taken, by any Stockholder who is, or one or more of whose directors, partners, officers or employees is, a director or officer of the Company that are required or restricted by such director's fiduciary duties or such officer's employment duties, or permitted by the Agreement, and that, in each case, are undertaken solely in such person's capacity as a director or officer of the Company and, in the case of an officer of the Company, as directed by the Board of Directors after the Board of Directors has delivered the notice contemplated by clause (iii) of
Section 4.2 of the Agreement.

     6. Termination. This letter agreement and our obligations hereunder will terminate on the earlier of (i) the Effective Time (as defined in the Agreement) or (ii) the termination of the Agreement in accordance with its terms.

     7. Effective Date; Succession; Remedies. Upon your acceptance and execution of the Agreement, this letter agreement shall mutually bind and benefit you and us, any of our heirs, successors and assigns and any of your successors. You will not

                    [This space intentionally left blank]
assign the benefit of this letter agreement other than to a wholly owned subsidiary. We agree that in light of the inadequacy of damages as a remedy, specific performance shall be available to you, in addition to any other remedies you may have for the violation of this letter agreement.

        8.   Nature of Holdings Shares.
             --------------------------
All references herein to our holdings of the Shares shall be deemed to include shares held or controlled by any of us, individually, jointly (as community property or otherwise), or in any other capacity, and shall extend to any securities issued to any of us in respect of the shares.

                                       Very truly yours,


                                     ---------------------






ACCEPTED:


----------------------

By:
  ------------------------

                                  Schedule 1


Class           No. of Shares          Record Owner           Beneficial Owner
-----           -------------          ------------           ----------------

                                 Exhibit 5.9

                                   FORM OF
                             AFFILIATE AGREEMENT

     THIS AFFILIATE AGREEMENT (the "Agreement") is made and entered into as
of May   ,1997 by and among U.S. OFFICE PRODUCTS COMPANY, a Delaware corporation ("USOP"), MAIL BOXES ETC., a California corporation ("Company"), and the undersigned affiliate of the Company ("Affiliate").


                                    RECITALS

     A. The Company, USOP and Santa Fe Acquisition Corp., a wholly-owned subsidiary of USOP ("Newco"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") and the Company and Newco have entered or will enter into an Agreement of Merger, which agreements (collectively, the "Merger Agreements") provide for the merger (the "Merger") of Newco with and into the Company, with the Company as the surviving corporation (the "Surviving Corporation"). Pursuant to the Merger, all outstanding capital stock of the Company will be converted into common stock, $0.001 par value, of USOP (the "USOP Stock").

     B. Affiliate may, as a result of the Merger, receive shares of USOP Stock (the "Shares") in exchange for shares owned by Affiliate of the common stock, no par value, of the Company (the "Company Stock").


     C. Affiliate understands that, because the Merger will be accounted for using the "pooling of interests" method and Affiliate may be deemed, as of the date hereof, to be an "affiliate" of the Company, as such term is defined for purposes of paragraph (c) and (d) of Rule 145 of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), the Shares beneficially owned by Affiliate may only be disposed of in conformity with the limitations described herein

     NOW THEREFORE, the parties agree as follows:

     1. Agreement to Retain Shares. Affiliate agrees not to transfer, sell, or otherwise dispose of or direct or cause the sale, transfer or other disposition of, or reduce Affiliate's risk relative to, any shares of the Company Stock (except for the conversion of the Company Stock into USOP Stock in the Merger) or Shares held by Affiliate or on Affiliate's behalf, whether owned on the date hereof or after acquired, within the 30 days prior to the Effective Time (as defined in the Merger Agreement).

     Affiliate further agrees not to transfer, sell or otherwise dispose of, or direct or cause the sale, transfer or other disposition of, or reduce Affiliate's risk relative to, any Shares held by Affiliate or on Affiliate's behalf or received by Affiliate or on Affiliates's behalf in or as a result of the Merger or otherwise, until after the date (the "Expiration Date") USOP shall have publicly released a report in the form of a quarterly earnings report, registration statement filed with the Commission, a report filed with the Commission on Form 10-K, 10-Q or 8-K or any other public filing, statement or public announcement which includes the combined financial results (including combined sales and net income) of USOP and the Company for a period of at least 30 days of combined operations of USOP and the Company following the Effective Time. Notwithstanding the foregoing, Affiliate understands that Affiliate will not be prohibited from selling up to 10% of the Shares Affiliate holds at the Effective Time (a "de minimis sale") during the period beginning on the Effective Time and ending on the Expiration Date (the "Restricted Period") if (i) the requirements of Rule 145 are complied with; (ii) any such de minimis sale by Affiliate together with all other de minimis sales by affiliates of the Company and USOP during the Restricted Period do not exceed 1% of the shares of USOP Stock delivered in the Merger; and (iii) Affiliate has received the De Minimis Sale Acknowledgment (as defined in Section 7(g) below) from USOP.

     2. Representations, Warranties and Covenants of Affiliate--Affiliate represents, warrants and covenants as follows:


         (a) Affiliate has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Affiliate's obligations hereunder.

         (b) Affiliate does not have any present commitment, plan or intention to sell (or engage in a risk-reducing or other arrangement which would be treated as a sale for federal income tax purposes), transfer or otherwise dispose of any Company Stock prior to and in contemplation of the Merger or any of the USOP Stock to be received in the Merger.

         (c) Affiliate will not sell, transfer, or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any Shares, except: (i) in a transaction described in Rule 145(d) under the Securities Act; (ii) in a transaction that is otherwise exempt from the registration requirements of the Securities Act, or (iii) pursuant to an effective registration statement under the Securities Act.

     3. Rules 144 and 145. From and after the Effective Time of the Merger and for so long as is necessary in order to permit Affiliate to sell the Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, USOP will use reasonable efforts to file on a timely basis all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same shall be in effect at the time, referred to in paragraph (c) of Rule 144 under the Securities Act, in order to permit Affiliate to sell, transfer or otherwise dispose of the Shares held by it pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144.

    4. Limited Resales. USOP acknowledges that the provisions of Section 2(b) of this Agreement will be satisfied as to any sale by the undersigned of the Shares pursuant to Rule 145(d) under the Securities Act, upon receipt of a broker's letter and a letter from the undersigned with respect to that sale stating that the applicable requirements of Rule 145(d)(1) have been met or a letter from the undersigned stating that the requirements of Rule 145(d)(1) are inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3);
provided, however, that USOP has no reasonable basis to believe that such sales were not made in compliance with such provisions of Rule 145(d) and subject to any changes in Rule 145 after the date of this Agreement.

    5. Legends. Affiliate also understands and agrees that stop transfer instructions will be given to USOP's transfer agent with respect to certificates evidencing the Shares and that there will be placed on the certificate evidencing the Shares legends stating in substance:

    THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR ASSIGNMENT, PRIOR TO THE PUBLICATION AND DISSEMINATION OF FINANCIAL STATEMENTS BY THE ISSUER WHICH INCLUDE THE RESULTS OF AT LEAST THIRTY (30) DAYS OF COMBINED OPERATIONS OF THE ISSUER AND THE SURVIVING CORPORATION OF THE MERGER BETWEEN SANTA FE ACQUISITION CORP. AND MAIL BOXES ETC. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENTS WHEN THIS REQUIREMENT HAS BEEN MET.

and

    THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A
    TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THESE SHARES MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF SUCH RULE.

After the Expiration Date, USOP agrees to deliver instructions to its transfer agent to remove the above legends, and replace such legends with the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THESE SHARES MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF SUCH RULE.

USOP agrees to remove promptly such stop transfer instructions and legend by delivery of instructions to its transfer agent to remove such legend upon (i) the transfer of the Shares represented by such certificate pursuant to a registration statement under the Securities Act or in accordance with the applicable provisions of Rule 145 under the Securities Act (including, without limitation, paragraph (d) thereof), (ii) the expiration of the restrictive period set forth in Rule 145(d), or (iii) the delivery by Affiliate to USOP of a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to USOP, to the effect that such legend is not required for purposes of the Securities Act.

    6. Termination. This Agreement shall be terminated and shall be of no further force and effect upon the termination of the Merger Agreement pursuant to Section 7.1 of the Merger Agreement.

    7.  Miscellaneous.

        (a) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

        (b) Binding Agreement. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of Affiliate and pledgees holding USOP Stock as collateral.

        (c) Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

        (d) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware.

        (e) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

        (f) Third Park Reliance. Counsel to and independent auditors for the parties shall be entitled to rely upon this Agreement.

     (g) De Minimis Sales. Prior to effecting any de minimis sale, Affiliate shall provide USOP written notice of Affiliate's intent to do so (the "de minimis sale notice"). If to the knowledge of USOP, and such proposed de minimis sale by Affiliate together with all other de minimis sales by affiliates of the Company and USOP during the Restricted Period would not exceed 1% of the total outstanding shares of USOP, then, within three business days of receipt of the de minimis sale notice, USOP shall provide Affiliate with its written acknowledgement to such effect (the "De Minimis Sale Acknowledgement").

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

U.S. OFFICE PRODUCTS COMPANY                     AFFILIATE

By:
    --------------------------------             -----------------------------
Title:

MAIL BOXES ETC.

By:
    --------------------------------
Title: